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                                                                   EXHIBIT 10.13

                                LEAR CORPORATION
                       OUTSIDE DIRECTORS COMPENSATION PLAN

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                                LEAR CORPORATION

                       OUTSIDE DIRECTORS COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Lear Corporation, a Delaware corporation, hereby establishes a compensation plan for independent non-employee directors to be known as the "Lear Corporation Outside Directors Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan will become effective as of January 1, 2004 (the "Effective Date") and will remain in effect as provided in Section 1.3 hereof.

         1.2 PLAN OBJECTIVES. The objectives of the Plan are to give the Company an advantage in attracting and retaining Directors and to link the interests of Outside Directors to those of the Company's stockholders.

         1.3 DURATION OF THE PLAN. The Plan will commence on the Effective Date and remain in effect until the Board of Directors terminates it pursuant to
Section 7.1.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms will have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

         "ACCOUNTS" means an Outside Director's Stock Account and Interest Account.

         "AFFILIATES" means, with respect to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the first person.

         "ANNUAL RETAINER" means the retainer fee established by the Board in accordance with Section 5.1 and paid to an Outside Director for services performed as a member of the Board of Directors for a Plan Year.

         "BENEFICIARY" means the person entitled under Section 6.6 to receive payment of the balances remaining in an Outside Director's Accounts in case the Outside Director dies before the entire balances in those Accounts have been paid.

         "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CHAIRMAN MEETING FEE" means the fee established by the Board in accordance with Section 5.2 and paid to an Outside Director who is a Chairman of a Board committee for attendance at any meeting of that Board committee.

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         "CHANGE IN CONTROL" of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied:

         (a) any person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company's then outstanding securities;

         (b) during any period of twenty-six consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of that period constitute the Board (and any new Directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority of the Board; or

         (c) the stockholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or the surviving entity) outstanding immediately after the merger, consolidation, or reorganization.

         "COMPANY" means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Section 7.3.

         "DEFERRAL ELECTION" has the meaning ascribed to it in Section 6.1.

         "DEFERRAL FAIR MARKET VALUE" means the average of the high and low prices of publicly traded Shares on the national exchange on which the Shares are listed.

         "DIRECTOR" means any individual who is a member of the Board of Directors.

         "EFFECTIVE DATE" has the meaning ascribed to it in Section 1.1.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor to it.

         "INSTALLMENT PAYMENT" has the meaning ascribed to it in Section 5.1.

         "INTEREST ACCOUNT" has the meaning ascribed to it in Section 6.4.

         "LEAD DIRECTOR" means the Outside Director selected by the other Outside Directors as the presiding Director at meetings of the Outside Directors held in accordance with applicable rules of any securities exchange on which the Company's securities are listed.

         "MEETING FEE" means the fee established by the Board in accordance with
Section 5.2 and paid to an Outside Director for attendance at any meeting of (a) the Board of Directors or (b) any committee of the Board.

         "OUTSIDE DIRECTOR" means a Director who, at the time in question, is not an employee of the Company or any of its Affiliates.

         "PLAN" has the meaning ascribed to it in Section 1.1.

         "PLAN YEAR" means the 12 month period beginning on January 1 and ending on the next following December 31.

         "SHARES" means the shares of common stock, $.01 par value, of the Company, including their associated preferred share purchase rights.

         "STOCK ACCOUNT" has the meaning ascribed to it in Section 6.3.

         "STOCK UNIT" means a notional account established under Section 6.3 for an Outside Director which is credited with amounts equal to Shares and payable in cash.

ARTICLE 3. ADMINISTRATION

         3.1 THE BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors. The Board of Directors will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.

         3.2 AUTHORITY OF THE BOARD OF DIRECTORS. Except as limited by law and subject to the provisions herein, the Board of Directors has full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of the Plan. Further, the Board of Directors will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate some or all of its authority under this Plan.

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         3.3      DECISIONS BINDING. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Outside Directors and their estates and beneficiaries.

ARTICLE 4. ELIGIBILITY

         Each Outside Director of the Board during a Plan Year will participate in the Plan for that year.

ARTICLE 5. COMPENSATION

         5.1 ANNUAL RETAINER. Each Outside Director will be entitled to receive an Annual Retainer in the amount determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer will be $42,000 for each Outside Director other than the Lead Director. The Annual Retainer for the Lead Director shall be $50,000 (the "Lead Director Retainer"). In the event the position of Lead Director is held by more than two Outside Directors in any calendar year, no Outside Director shall be entitled to the Lead Director Retainer.

         Unless the Outside Director has made a Deferral Election with respect to them, the Annual Retainer will be paid in four equal cash installments (the "Installment Payments") as of the last business day of each January, April, July and October to each individual who is an Outside Director on that date. Each Installment Payment to an Outside Director will equal the quotient of the Outside Director's Annual Retainer divided by four. Any Outside Director who first becomes an Outside Director during a calendar quarter will be entitled to an Installment Payment for that calendar quarter unless, immediately before becoming an Outside Director, he or she was a Director who was an employee of the Company or any of its Affiliates.

         5.2 MEETING FEE. Each Outside Director will be entitled to receive a Meeting Fee, in the amount determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of the Board of Directors and each meeting of a Board committee. Each Outside Director who is a Chairman of a Board committee will be entitled to receive a Chairman Meeting Fee (in addition to a Meeting
Fee), in the amount determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of the Board committee for which he or she is Chairman. Until changed by resolution by the Board of Directors, the Meeting Fee will be $1,500 and the Chairman Meeting Fee will be $1,000. Unless the Outside Director has made a Deferral Election with respect to them, the Meeting Fee and the Chairman Meeting Fee will be paid in quarterly cash payments for the meetings, if any, attended during the previous quarter.

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ARTICLE 6. DEFERRAL

         6.1 DEFERRAL ELECTION. Any Outside Director may elect to defer all or a portion of the compensation payable to him or her under Article 5 for the Plan Year by filing with the Secretary of the Company a written notice to that effect on the Deferral Election Form attached hereto as Exhibit A (a "Deferral Election"). A Deferral Election will become effective upon the Effective Date for compensation payable thereafter if filed within thirty days following the Effective Date. Thereafter, an Outside Director without a Deferral Election in effect may elect to defer all or a portion of the compensation payable under
Article 5: (a) with respect to any compensation payable under Article 5 for any Plan Year by filing a Deferral Election on or before the December 31st preceding the Plan Year; and (b) with respect to any compensation payable under Article 5 for any portion of a Plan Year following the date on which the Director becomes an Outside Director by filing a Deferral Election within thirty days following that date. A Deferral Election may not be revoked or modified with respect to compensation payable for any Plan Year for which it is effective and the Deferral Election, unless terminated or modified as described below, will apply to compensation payable under Article 5 with respect to each subsequent Plan Year. An Outside Director may terminate or modify his or her current Deferral Election for any subsequent Plan Year by filing a new Deferral Election on or before December 31 of the then-current Plan Year. An effective Deferral Election will also terminate on the date a Director ceases to be an Outside Director.

         6.2 ACCOUNTS. At the time an Outside Director makes a Deferral Election under Section 6.1 he or she must also designate the portion of the deferred compensation to be credited to a Stock Account and/or an Interest Account.

         6.3 STOCK ACCOUNT. The amounts the Outside Director elects to defer to a Stock Account will be credited to that account as of the date the compensation would otherwise have been payable under Article 5 as Stock Units. The number of Stock Units so credited will equal the amount of compensation deferred divided by the Deferral Fair Market Value of a Share on the day the compensation would otherwise have been paid if the Outside Director had not made a deferral election.

         If the Company declares a cash dividend on its common stock, then, on the payment date of the dividend, the Outside Director will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Stock Units credited to the Outside Director's Stock Account through the record date. The dollar amount credited to the Outside Director under the preceding sentence will be credited to the Outside Director's Interest Account.

         6.4 INTEREST ACCOUNT. The amounts the Outside Director elects to defer to an Interest Account under Section 6.2 will be credited to that account as of the date the compensation would otherwise have been payable under Article
5. The amounts credited to the Interest Account will be credited as of the date the compensation would otherwise have been payable under Article 5 with interest, compounded monthly, until the amount credited to the Interest Account is paid to

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the Outside Director. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis.

         6.5 DISTRIBUTIONS. The value of an Outside Director's Accounts will be distributed, or will begin to be distributed, to him or her or, in the event of his or her death, to his or her Beneficiary, following the earliest of:

         (a) the date specified by the Outside Director in his or her Deferral Election;

         (b) the date the Outside Director ceases to be a Director, whether or not through termination due to retirement, death or disability; and

         (c)      the date on which a Change of Control occurs.

         The amount payable to an Outside Director will equal the sum of: (a) the dollar amount credited to the Outside Director's Interest Account; and (b) the number of Stock Units credited to the Outside Director's Stock Account multiplied by the Deferral Fair Market Value on the applicable payout date.

         An Outside Director's Accounts will be paid to him or her in accordance with his or her Deferral Election. An Outside Director may change the payout form by filing an irrevocable election of a new payout form with the Secretary of the Company at least one year and one day before the due date of the first payment under this Article 6. If an Outside Director fails to elect a payout form, his or her Accounts shall be paid in a single lump sum payment.

           If an Outside Director elects to receive payment of his or her Accounts in installments, the payment period for the installments will not exceed ten years. The amount of each installment payment will equal the product of (a) the balance in the Outside Director's Accounts on the date the payment is made multiplied by (b) a fraction, the numerator of which is one and the denominator of which is the number of unpaid remaining installments. The balance of the Accounts will be appropriately reduced to reflect any installment payments already made hereunder. Notwithstanding the foregoing, in the event of a Change of Control, the balance remaining in an Outside Director's Accounts will be paid in a single lump sum payment following the Change of Control.

           If an Outside Director dies before he or she has received payment of all amounts due hereunder, the balances remaining in the Outside Director's Accounts shall be distributed to his or her Beneficiary in a single lump sum payment following the Outside Director's death.

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         All single sum payments shall be made, and all installment payments shall commence, as soon as administratively feasible following the date that triggers distribution under this section; provided that, to the extent necessary to avoid liability under Section 16(b) of the Exchange Act, the amount attributable to any Stock Units that shall have been credited to the Outside Director's Stock Account for a period of less than six months shall be distributed, or commence to be distributed, as soon as administratively feasible following the expiration of such six month period.

         6.6 BENEFICIARY. An Outside Director may designate, on the Beneficiary Designation form attached hereto as Exhibit B, any person to whom payments are to be made if the Outside Director dies before receiving payment of all amounts due hereunder. A Beneficiary Designation form becomes effective only after the signed form is filed with the Secretary of the Company while the Outside Director is alive, and will cancel any prior Beneficiary Designation form. If the Outside Director fails to designate a beneficiary or if all designated beneficiaries predecease the Outside Director, the Outside Director's Beneficiary will be his or her estate.

ARTICLE 7. MISCELLANEOUS

         7.1 MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

         7.2 INDEMNIFICATION. Each person who is or has been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by the Company, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

         7.3 SUCCESSORS. All obligations of the Company under the Plan with respect to a given Plan Year will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

         7.4 RESERVATION OF RIGHTS. Nothing in this Plan will be construed to limit in any way the Board's right to remove an Outside Director from the Board of Directors.

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ARTICLE 8. LEGAL CONSTRUCTION

         8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

         8.2 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

         8.3 REQUIREMENTS OF LAW. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

         8.4 SECURITIES LAW COMPLIANCE. To the extent any provision of the Plan or action by the Board would subject any Outside Director to liability under Section 16(b) of the Exchange Act, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

         8.5 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made to an Outside Director by the Company, nothing contained herein will give any rights to an Outside Director that are greater than those of a general creditor of the Company.

         8.6 GOVERNING LAW. The Plan will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

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                                                                       EXHIBIT A
                                LEAR CORPORATION
                       OUTSIDE DIRECTORS COMPENSATION PLAN

                                DEFERRAL ELECTION

                  As of ________, 20____, the individual whose name appears below, who is an Outside Director of the Company, hereby elects to defer all or a portion of the compensation payable to him or her under the terms of the Lear Corporation Outside Directors Compensation Plan (the "Plan"). This Deferral Election will remain in full force and effect until the earlier of the date the Outside Director modifies or terminates it and the date the Director ceases to be an Outside Director. Any term capitalized herein but not defined will have the meaning set forth in the Plan.

                  1. Deferral Election. In accordance with the terms of the Plan, the Outside Director hereby elects to defer:

                  ____% of the Annual Retainer, and

                  ____% of the Meeting Fees

payable to the Outside Director for calendar years beginning or meetings occurring after the date this election is filed with the Secretary of Lear Corporation. (Enter in each blank any whole percentage less than or equal to 100%.).

                  2. Accounts. The Outside Director hereby elects to have the amounts deferred under item number 1 above credited to the Accounts in the percentages indicated below:

                  Interest Account  _____%

                  Stock Account     _____%

(Enter in each blank any whole percentage less than or equal to 100%. The percentages indicated in both blanks should total 100%. If the Outside Director fails to designate the account to which some or all of the deferral should be credited, that portion of the deferral will be credited to the Interest Account).

                  3. Timing of Payout. Subject to the terms of the Plan, the Outside Director hereby elects to have his or her Accounts distributed as soon as administratively feasible following _______________________ (insert N/A if Outside Director wishes to receive

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Accounts only after the earlier of (a) the date he or she ceases to be a
Director and (b) the date on which a Change of Control occurs).

                  4. Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects the following payout form for his or her Accounts (elect one):

                  _____ single lump sum payment, or

                  _____ installments over ___ years (not to exceed 10 years) payable (elect one):

                           ____ quarterly,

                           ____ semi-annually, or

                           ____ annually

                  IN WITNESS WHEREOF, the Outside Director has duly executed this Deferral Election as of the date first written above.

         _____________________________________
         Outside Director's Signature

         ______________________________________
         Outside Director's Name (please print)

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                                                                       EXHIBIT B

                                LEAR CORPORATION
                       OUTSIDE DIRECTORS COMPENSATION PLAN

                             BENEFICIARY DESIGNATION

                  In accordance with the terms of the Lear Corporation Outside Directors Compensation Plan (the "Plan"), the individual whose name appears below, who is an Outside Director of the Lear Corporation (the "Company") hereby designates a beneficiary or beneficiaries, with respect to his or her Accounts under the Plan.

                  1. Primary Beneficiary. The following person, or persons, are hereby designated as primary Beneficiary with respect to the percentage of the Outside Director's unpaid Accounts indicated for each person:

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

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                  2.       Secondary Beneficiary. The following person, or
persons, are hereby designated as secondary Beneficiary with respect to the percentage of the Outside Director's unpaid Accounts indicated for each person:

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

                  Name:             _____________________________________
                  Relationship:     _____________________________________
                  Address:          _____________________________________
                                    _____________________________________
                                    _____________________________________
                  Percent:          _____________________________________

                  IN WITNESS WHEREOF, the Outside Director has duly executed this Beneficiary Designation as of ________________, 20__ .

                                          __________________________________
                                          Outside Director's Signature

                                          __________________________________
                                          Outside Director's Name (please print)